UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2011

CTI INDUSTRIES CORPORATION
 (Exact name of registrant as specified in its charter)

Illinois
(State or other jurisdiction of incorporation)

0-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 382-1000

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of CTI Industries Corporation (the “Company”) was held on Friday, June 3, 2011 at 9:00 a.m. Central Daylight Savings Time at the corporate headquarters of the Company located at 22160 N. Pepper Road, Lake Barrington, Illinois.

The following actions were submitted and approved by a vote of the stockholders of the Company:

1.	Election of seven directors; and

2.	Ratification of the Board’s selection of Blackman Kallick, L.L.P. as the independent registered public accounting firm of the Company for 2011.

Stockholders of record at the close of business on April 8, 2011 were entitled to vote. A total of 2,794,791 shares were represented by proxy or in person at the Annual Meeting, which constituted 89.06% of the Company’s issued and outstanding shares of common stock.  These shares were voted on the matters presented at the Annual Meeting as follows:

1.	For the election of directors:

Name	For	Against	Abstentions and Broker Non-Votes

John H. Schwan	1,870,883	23,070	900,838

Howard W. Schwan	1,870,008	23,945	900,838

Stephen M. Merrick	1,872,833	21,120	900,838

Stanley M. Brown	1,888,208	5,745	900,838

Bret Tayne	1,889,103	4,850	900,838

John I. Collins	1,887,103	6,850	900,838

Phil Roos	1,889,093	4,860	900,838

2.	Ratification of the Board of Directors selection of Blackman Kallick, L.L.P. as the independent registered public accounting firm of the Company for 2011.

For	Against	Abstentions and Broker Non-Votes

2,784,037	3,812	6,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, June 7, 2011.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick
Chief Financial Officer